EXHIBIT 8.1


                              TROUTMAN SANDERS LLP
                     600 Peachtree Street, N.E., Suite 5200
                           Atlanta, Georgia 30308-2216
                                 (404) 885-3000




                                 April 21, 1998


The Southern Company
270 Peachtree Street, N.W.
Atlanta, Georgia  30303

         Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We are acting as counsel to The Southern Company in connection with the preparation of a Registration Statement on Form S-3, including a preliminary prospectus, filed with the Securities and Exchange Commission (the "Commission") on April 21, 1998 (the "Registration Statement").

         We hereby confirm our opinion that the statements as to matters of law and legal conclusions set forth under the caption "Certain Federal Income Tax Considerations" in the preliminary prospectus included in the Registration Statement are correct in all material respects.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Certain Federal Income Tax Considerations" in the preliminary prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                Very truly yours,

                             /s/Troutman Sanders LLP

                              TROUTMAN SANDERS LLP